UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 10, 2014

TAL INTERNATIONAL GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-126317	20-1796526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manhattanville Road
Purchase, New York 10577-2135
(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On October 10, 2014, TAL Advantage III LLC, an indirect wholly owned subsidiary of TAL International Group, Inc., renewed its warehouse credit facility. The renewed facility extends the revolving period to three years, increases the credit limit to $650 million, and lowers the interest rate during the revolving period to LIBOR plus 1.65%.  The advance rate remains at 81%.

If the facility is not refinanced or renewed following the three year revolving period ending October 10, 2017 the notes will convert to term notes with a maturity date of October 10, 2021, the interest rate will increase to LIBOR plus 2.65%, and the notes will amortize by 10% per year.

The facility contains customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default, which are subject to various exceptions and qualifications. The proceeds will be used to finance the acquisition of equipment and for other general corporate purposes.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.

Dated: October 14, 2014	By:	/s/ JOHN BURNS
		Name:	John Burns
		Title:	Senior Vice President and Chief Financial Officer